SOUTHERN MEDICAL & MOBILITY, INC.

**ACTION BY BOARD OF DIRECTORS AND SHAREHOLDERS
WITHOUT A MEETING
BY UNANIMOUS WRITTEN CONSENT OF THE
DIRECTORS AND SHAREHOLDER IN LIEU OF SPECIAL MEETING
HELD ON MAY 8, 2009**

As permitted by Code of Alabama 1975, sections 10-2B-8.21 and 10-2B-7.04, the undersigned, being all of the directors and the sole shareholder of Southern Medical & Mobility, Inc., an Alabama corporation (the "Corporation"), consent to the following action being taken by the board of directors and shareholder without a meeting, and agree that it is taken with like effect and validity as though it were duly taken by unanimous affirmative vote of the directors and shareholder at a special meeting of the directors and shareholder duly called and legally held on May 8, 2009, and direct that their unanimous written consent to the action taken be filed with the minutes of the proceedings of the board of directors and the shareholder of the Corporation.

The following resolution is adopted:

> "RESOLVED, That the form of Bylaws attached are hereby approved as and for the Bylaws of the Corporation, effective as of the date of this consent."

Dated: May 8, 2009.

____
Hal Compton, Sr.

____
Hal Compton, Jr.

/s/ Mark B Lucky
Mark Lucky

____
Barry McCook

____
Bill Marginson

Board of Directors

HASCO HOLDINGS, LLC

By: ______________________________
Hal Compton, Sr., Manager

Shareholder